UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2007

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-21794 (Commission File Number)	04-3186494 (IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the 2007 Annual Meeting of Stockholders held on May 23, 2007, the stockholders of GTC Biotherapeutics, Inc. (“GTC”) approved a further amendment and restatement of its Amended and Restated 2002 Equity Incentive Plan (the “2002 Plan”). The principal amendment to the 2002 Plan was to increase the number of shares immediately available for issuance by 2,000,000 shares and to provide for automatic annual increases in the number of shares available for issuance under the 2002 Plan, which increases will occur effective as of December 31 of each year, beginning in 2008. The automatic annual increases will be equal to the lesser of:

•	(i) 1,500,000 shares, and

•	(ii) such other amount as may be determined for any year by GTC’s Board of Directors.

In addition, each annual increase is subject to the limitation that the total number of shares that may be issued under the 2002 Plan at any given time is subject to a maximum limit equal to the lesser of:

•	10% of the shares of GTC common stock outstanding as of the date of issuance (including, on an as-converted basis, all outstanding Series D preferred stock convertible into common stock) and

•	15,000,000 shares (subject to adjustment in the event of stock spits and other similar events).

The Amendment and Restatement of the 2002 Plan was previously adopted by GTC’s Board of Directors, subject to stockholder approval, and became effective with stockholder approval on May 23, 2007.

The foregoing description of the 2002 Plan is subject to, and qualified in its entirety by reference to, the full text of the 2002 Plan, as amended and restated, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	The GTC Biotherapeutics, Inc. Amended and Restated 2002 Equity Incentive Plan. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: May 30, 2007	By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	The GTC Biotherapeutics, Inc. Amended and Restated 2002 Equity Incentive Plan. Filed herewith.